UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2026

UWM Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)
(800) 981-8898
(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

UWM Holdings Corporation (the “Company”) today announced the final subscription price in connection with its previously announced rights offering to purchase up to 200,000,000 shares of its Class A common stock.

The final subscription price is $2.00 per share. The subscription price was determined in accordance with the pricing formula described in the prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2026 (the “Prospectus Supplement”) and is equal to the greater of $2.00 and 85% of the volume-weighted average of the sales prices of the Company's Class A common stock on the New York Stock Exchange (the “NYSE”) for the ten consecutive trading days ending on November 9, 2026, the third trading day immediately prior to the expiration date (as defined below).

The subscription rights will expire at 5:00 p.m., Eastern Time, on November 12, 2026 (the “expiration date”), unless extended as described in the Prospectus Supplement. Holders of subscription rights who wish to exercise their subscription rights must do so before that time in accordance with the procedures described in the Prospectus Supplement. The Company reserves the right, with the consent of the Backstop Purchasers (as defined in the Prospectus Supplement), to amend, withdraw or terminate the rights offering at any time for any reason. If the rights offering is terminated, all rights will expire without value, and the Company will promptly arrange for the refund, without interest or deduction, of all funds received from holders of rights. All monies received by the subscription agent in connection with the rights offering will be held by the subscription agent, on the Company’s behalf, in a segregated account.

As set forth in the prospectus supplement filed with the SEC on November 4, 2026 (the "November 4, 2026 Supplement"), if you exercised subscription rights prior to the date of the November 4, 2026 Supplement, your exercise of subscription rights may be validly withdrawn, in whole but not in part, at any time prior to 5:00 p.m., Eastern Time, on the business day prior to the expiration date. Unless the rights offering is extended, the deadline for withdrawal will be 5:00 p.m., Eastern Time, on November 10, 2026. Following the deadline for withdrawal, your exercise of subscription rights may not be revoked in whole or in part for any reason.

The rights offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-297986) (the “Registration Statement”), including the base prospectus dated August 5, 2026 included therein (the “Base Prospectus” and, together with the Prospectus Supplement and the November 4, 2026 Supplement, the “Prospectus”), the Prospectus Supplement and the November 4, 2026 Supplement, each of which has been filed with the SEC.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any of the subscription rights, Class A common stock or any other securities, nor will there be any sale of the subscription rights, Class A common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. This document is not an offering, which can only be made by the Prospectus.

Copies of the Prospectus may be obtained free of charge by visiting EDGAR on the SEC website at www.sec.gov, by writing to UWM Holdings Corporation, Attention: Investor Relations, 585 South Boulevard E., Pontiac, Michigan 48341, or by calling 800-981-8898.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWM HOLDINGS CORPORATION

By:	/s/ Rami Hasani
Name:	Rami Hasani
Title:	Executive Vice President, Chief Financial Officer

Date: November 9, 2026